150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20160566193-59
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 12/29/2016 8:00 AM
	Entity Number E0409522012-3

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

Artec Global Media, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

1. Designation.
The designation of the series of Preferred Stock created hereby is "Series S Convertible Preferred Stock" and the number of shares constituting such series is two hundred and fifty (250) (such shares, "Series S Preferred Stock"). All shares of Series S Preferred Stock shall be identical with each other in all respects.
2. Liquidation Rights.
In the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series S Preferred Stock shall be entitled to a distribution of such assets, capital or funds ratably with the holders of the Corporation's common stock (the "Common Stock") as if such Series S Preferred Stock had been converted into Common Stock as set forth herein.

(Please refer to the attached document for the remaining provisions.)

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X /s/ A. Stone Douglass

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF DESIGNATION,
PREFERENCES AND RIGHTS
OF
SERIES S CONVERTIBLE PREFERRED STOCK
OF
ARTEC GLOBAL MEDIA, INC.

Pursuant to Section 78.196 of the Nevada Revised Statutes

ARTEC GLOBAL MEDIA, INC., a corporation organized and existing under and by virtue of the laws of the State of Nevada (the "Corporation"), in accordance with the provisions of Section 78.196 of the Nevada Revised Statutes,

DOES HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors of the Corporation by the Articles of Incorporation, as amended, of the Corporation, the Board of Directors, at a meeting held on December 28, 2016, adopted the following resolution:

RESOLVED, that pursuant to the authority granted to the Board of Directors by the Articles of Incorporation, as amended (the "Articles"), the Board of Directors hereby authorizes the creation (using a portion of the ten million (10,000,000) authorized but unissued shares of blank check preferred stock, par value $0.001 per share, of the Corporation) of a series of two hundred and fifty (250) shares of Preferred Stock, par value $0.001 per share, designated as "Series S Convertible Preferred Stock", and hereby fixes the following designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such Series S Convertible Preferred Stock:

1. **Designation.**

The designation of the series of Preferred Stock created hereby is "Series S Convertible Preferred Stock" and the number of shares constituting such series is two hundred and fifty (250) (such shares, "Series S Preferred Stock"). All shares of Series S Preferred Stock shall be identical with each other in all respects.

2. **Liquidation Rights.**

In the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series S Preferred Stock shall be entitled to a distribution of such assets, capital or funds ratably with the holders of the Corporation's common stock (the "Common Stock") as if such Series S Preferred Stock had been converted into Common Stock as set forth herein.

3. **Dividends and Distributions.**

If dividends or other distributions are declared or paid on the Common Stock prior to the Conversion Date (as defined below), then such dividends or distributions shall be declared and paid pro rata on the Common Stock and the Series S Preferred Stock, treating each share of Series S Preferred Stock as the number of shares of Common Stock then issuable upon the conversion thereof as set forth herein.

4. **Voting Rights**.

The Series S Preferred Stock shall vote together with the Common Stock as follows: for each share of Series S Preferred Stock held by a holder of Series S Preferred Stock, such holder shall be entitled (in any stockholders' meeting and in any action to be voted on or consented to by stockholders of the Corporation) to the number of votes (and the voting rights and powers) as such holder would have if such holder were holding that number of shares of Common Stock into which such share of Series S Preferred Stock is convertible on such date. Each holder of Series S Preferred Stock will be entitled to notice of each stockholders' meeting in accordance with the Bylaws of the Corporation.

Notwithstanding anything to the contrary, the voting rights associated with the Series S Preferred Stock set forth above shall exist and shall be applicable and valid in all respects irrespective of the number of shares of Common Stock that are authorized or outstanding.

5. **Conversion**.

(a) Each share of Series S Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time (subject to Section 5(f)) as set forth in this Section 5 into such number of shares of Common Stock as set forth in this Section 5. A holder of shares of Series S Preferred Stock who elects to convert all or any number of such shares into shares of Common Stock shall surrender the certificate(s) representing such shares of Series S Preferred Stock to the Corporation, together with a written notice that such holder elects to convert all or any number of the shares of the Series S Preferred Stock represented by such certificate(s). Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate(s) for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or its attorney duly authorized in writing.

(b) Each share of Series S Preferred Stock shall be convertible, as set forth in this Section 5, initially into that amount of shares of Common Stock equal to 0.1% of the shares of Common Stock outstanding after giving effect to such conversion, which amount of shares shall be subject to adjustment as set forth in Section 5(c), below. For example, each 10 shares of Series S Preferred Stock will initially be convertible into 1% of the shares of Common Stock outstanding after giving effect to such conversion.

(c) The number of shares of Common Stock into which each share of Series S Preferred Stock shall be convertible pursuant to this Section 5 shall be adjusted and further adjusted pursuant to this Section 5(c) as follows:

A. If the Corporation shall effect a subdivision of the outstanding shares of Common Stock into a larger number of shares of Common Stock, the number of shares of Common Stock into which each share of Series S Preferred Stock shall be convertible immediately before such subdivision shall be proportionately increased. If the Corporation shall combine the outstanding shares of Common Stock, the number of shares of Common Stock into which each share of Series S Preferred Stock shall be convertible immediately before such combination shall be proportionately decreased. If the Corporation shall make or issue a dividend or other distribution payable in securities, then and in each such event provision shall be made so that the holders of shares of the Series S Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities that they would have received had their shares of Series S Preferred Stock been converted into shares of Common Stock on the date of such event and had they thereafter during the period from the date of such event to and including the Conversion Date retained such securities receivable by them as aforesaid during such period giving effect to all adjustments called for during such period under this paragraph with

respect to the rights of the holders of shares of Series S Preferred Stock. As used herein, the "Conversion Date" means the date of receipt by the Corporation's transfer agent of the certificate(s) and the notice referred to in Section 5(a).

B. For the protection of the holders of the Series S Preferred Stock, if the Corporation shall reclassify its Common Stock (including any reclassification in connection with a consolidation or merger in which the Corporation is the surviving corporation), then and in each such event provision shall be made so that the holders of shares of Series S Preferred Stock shall receive upon conversion thereof the amount of shares of such reclassified Common Stock that they would have received had their shares of Series S Preferred Stock been converted into shares of Common Stock immediately prior to such reclassification and had they thereafter during the period from the date of such event to and including the Conversion Date retained such reclassified Common Stock giving effect to all adjustments called for during such period under this Section 5 with respect to the rights of these holders of shares of Series S Preferred Stock.

(d) The Corporation shall, as soon as practicable after a Conversion Date, issue and deliver to each holder of shares of Series S Preferred Stock converted on such Conversion Date, or to its nominee, at such holder's address as shown in the records of the Corporation, a certificate or certificates for the number of shares of Common Stock that are issuable upon such conversion in accordance with the provisions hereof. If less than all of the shares of Series S Preferred Stock represented by a stock certificate are converted into shares of Common Stock on such Conversion Date, the Corporation shall issue a new stock certificate in the amount of the shares of Series S Preferred Stock not so converted.

(e) All shares of Series S Preferred Stock that are surrendered for conversion as set forth in Section 5(a) hereof shall no longer be deemed to be outstanding on the applicable Conversion Date, and all rights with respect to such shares shall immediately cease and terminate on the applicable Conversion Date, except only for the right of the holders thereof to receive shares of Common Stock in exchange therefor and the payment of any declared and unpaid payments and dividends thereon as set forth herein.

(f) Notwithstanding anything to the contrary herein, no shares of Series S Preferred Stock may be converted into Common Stock before May 1, 2018, except (i) in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or (ii) in the event of a merger or acquisition of the Corporation.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Certificate of Designation has been signed on this 28th day of December 2016, and the signature of the undersigned shall constitute the affirmation and acknowledgement of the undersigned that this Certificate of Designation is the act of the undersigned and that the facts stated in this Certificate of Designation are true.

ARTEC GLOBAL MEDIA, INC.

By: /s/ A. Stone Douglass
A. Stone Douglass
Authorized Signatory

090403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

Artec Global Media, Inc.

2. Description of the original document for which correction is being made:

Certificate of Designation (Document Number 20160566193-59), which is the Certificate of Designation, Preferences and Rights of Series S Convertible Preferred Stock of Artec Global Media, Inc.

3. Filing date of the original document for which correction is being made: December 29, 2016

4. Description of the inaccuracy or defect:

The following provision in the aforementioned Certificate of Designation is inaccurate:

(f) Notwithstanding anything to the contrary herein, no shares of Series S Preferred Stock may be converted into Common Stock before May 1, 2018, except (i) in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or (ii) in the event of a merger or acquisition of the Corporation.

5. Correction of the inaccuracy or defect:

The following provision is hereby deleted from the aforementioned Certificate of Designation:

(f) Notwithstanding anything to the contrary herein, no shares of Series S Preferred Stock may be converted into Common Stock before May 1, 2018, except (i) in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or (ii) in the event of a merger or acquisition of the Corporation.

6. Signature:

X /s/ Caleb Wickman	President	January 6, 2017
Authorized Signature	**Title ***	**Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.